Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE® OFFERS FREE MANAGED FILE TRANSFER SOLUTION THROUGH REMAINDER OF 2010

Launches Promotion to Broaden Market Reach of Solution Suite

SAN ANTONIO, Texas-September 8, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that the company will offer the base version of its award-winning Enhanced File Transfer Server™ (EFT Server) product for free through the end of 2010. EFT Server enables organizations to securely implement managed file transfer (MFT) capabilities among worldwide offices, clients, and partners. EFT Server ensures the highest level of compliance with corporate and government data security policies and privacy regulations including PCI DSS, FIPS-140-2, HIPAA, and SOX.

As part of the offer, GlobalSCAPE will also include all optional add-on modules for a 30-day evaluation period. These flexible modules allow customers to customize their solution with capabilities such as advanced auditing and reporting, extended protocol support, and OpenPGP encryption. Customers will have the option of purchasing the modules and maintenance and support during or after their evaluation period.

GlobalSCAPE introduced EFT Server to the SMB market in early 2009 to complement its flagship EFT Server Enterprise™ solution. This move brought high-end capabilities previously associated with expensive enterprise-class solutions to the SMB market. The announcement set a new standard with the most powerful SMB managed file transfer server on the market.

By offering EFT Server to the market at no cost, GlobalSCAPE is providing companies the opportunity to implement this innovative solution, experiencing the same benefits as thousands of other GlobalSCAPE customers. The company expects that the additional market exposure ultimately will increase GlobalSCAPE's market share and sales of complementary solutions.

"The competitive landscape in the MFT space has evolved over time to include free, very low cost, or 'home-grown' file transfer server products," said Bill Buie, Executive Vice President of Sales at GlobalSCAPE. "These products may serve as 'good enough' for some customers, but we have seen occasions where 'free' comes at a high cost when functionality and dependability are important. We are providing this promotion to increase our brand awareness and ultimately to increase the number of customers using our GlobalSCAPE EFT Server suite."

Some of the benefits that GlobalSCAPE customers will be able to experience with EFT Server include:

  Extensive options for secure transport protocols
  User-friendly interfaces for sending and receiving files
  Data encryption and security, including a secure DMZ edge server
  Support for remote administration and virtual file systems
  Event-based automation and processing
  Ease-of-use, including setup, management, rollout, and upgrades

GlobalSCAPE develops and distributes software and hosted solutions, including services, for business customers to securely exchange information over the Internet and within their networks. The company's products are used worldwide across a wide range of industries, including government organizations, and in some of the largest corporations in the world, including 95 of the Fortune 100. GlobalSCAPE solutions facilitate delivery of critical information such as financial data, medical records, customer files and similar data documents while supporting information protection approaches to meet privacy, security, and compliance requirements.

Note: The promotion begins immediately and is scheduled to run until the end of 2010, but GlobalSCAPE reserves the right to terminate the promotion at any time. Organizations interested in the promotion should contact GlobalSCAPE by phone at +1.800.290.5054 (US) or +1.210.308.8267 (International).

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.